UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 28, 2015

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 28, 2015, Willis Lease Finance Corporation (the “Company”) held its Annual Stockholders’ Meeting (the “Annual Meeting”). At the close of business on April 1, 2015, the voting record date, there were 8,309,373 common shares outstanding and entitled to vote. At the Annual Meeting, 7,703,748 or 92.71%, of the outstanding common shares entitled to vote were represented by proxy or in person.

Proposal 1: Election of Directors. The stockholders elected two Class II Directors for a three-year term expiring at the 2018 Annual Meeting of Stockholders. The voting results were as follows:

Number of Votes Cast:

	For	Withheld	Broker Non-Votes
Robert J. Keady	6,069,121	154,609	1,480,018
Austin C. Willis	4,056,370	2,167,360	1,480,018

The other directors whose term of office continued after the Annual Meeting were Charles F. Willis, IV, Hans Joerg Hunziker and Robert T. Morris.

Proposal 2: Amending and Restating the 2007 Incentive Stock Plan. The stockholders approved the amendment and restatement of the 2007 incentive stock plan. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
4,142,550	2,055,804	25,376	1,480,018

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the year 2015. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
7,586,694	14,834	102,220	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by its undersigned duly authorized representative.

Dated June 11, 2015

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer